Exhibit T3A.35

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CC FINCO, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2008, AT 5:24 O’CLOCK P.M.

4625491 8100 081134491	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6981147 DATE: 11-21-08

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:56 PM 11/20/08 FILED 05:24 PM 11/20/08 SRV 081134491 - 4625491 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CC FINCO, LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of CC Finco, LLC is being executed and filed by Hamlet T. Newsom, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is CC Finco, LLC.

(2) The address of the registered office of the limited liability in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 20th day of November, 2008.

/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Authorized Person